CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia ETF Trust I of our reports dated December 20, 2019, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended October 31, 2019. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 26, 2020

Appendix A

Fund Name

Columbia Multi-Sector Municipal Income ETF

Columbia Sustainable U.S. Equity Income ETF

Columbia Sustainable International Equity Income ETF

Columbia Sustainable Global Equity Income ETF

Columbia Diversified Fixed Income Allocation ETF

Columbia Research Enhanced Core ETF

Columbia Research Enhanced Value ETF